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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report (Form 10-K of EndoSonics Corporation of our report dated February 17, 1997, except as to Note 10, as which the date is May 20, 1997 with respect to the 1996 financial statements of CardioMetrics, Inc. incorporated by reference in the Current Report of Form 8-K of EndoSonics Corporation dated July 23, 1997, filed with the Securities and Exchange Commission.


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-32273, 33-93330, 33-48208, 33-80880 and 33-67734) pertaining to the Restated 1998 Stock Option Plan, certain Option Grant to Mr. Salquist pursuant to a written Compensation Agreement and the CardioMetrics, Inc. 1995 Stock Incentive Plan in the Registration Statements (Form S-3, Nos. 33-98084 and 333-1058, and related Prospectuses of EndoSonics Corporation of our report dated February 17, 1997, except as to Note 10, at which the date is May 20, 1997, with respect to the financial statements of CardioMetrics, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                               ERNST & YOUNG LLP

Palo Alto, California
March 27, 1998